                                                                  Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                   (Not to Be Used for Signature Guarantee)

                       To Tender Shares of Common Stock
    (Including the Associated Rights to Purchase Shares of Series A Junior
                        Participating Preference Stock)

                                      of

                                UGI Corporation

            Pursuant to its Offer to Purchase dated August 2, 1999

  The attached form, or a form substantially equivalent to the attached form, must be used to accept the Offer (as defined below) if certificates for shares of common stock, no par value (the "Common Stock"), including the associated rights to purchase shares of Series A Junior Participating Preference Stock pursuant to the Rights Agreement, dated as of April 29, 1986, between UGI Corporation, a Pennsylvania corporation (the "Company") and Mellon Bank, N.A., successor to Mellon Bank (East) N.A., as Rights Agent, as amended (collectively with the Common Stock, the "Shares") of the Company and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

To: ChaseMellon Shareholder Services, L.L.C., Depositary

         By Mail:                  By Hand:            By Overnight Delivery:



 ChaseMellon Shareholder   ChaseMellon Shareholder    ChaseMellon Shareholder
     Services, L.L.C.          Services, L.L.C.           Services, L.L.C.
   Post Office Box 3301    120 Broadway--13th Floor      85 Challenger Road
   South Hackensack, NJ       New York, NY 10271     Ridgefield Park, NJ 07660
          07606              Attn: Reorganization       Attn: Reorganization
   Attn: Reorganization           Department                 Department
        Department

 (registered or certified
    mail recommended)
                          By Facsimile Transmission:

                                (201) 296-4293

                             Confirm by Telephone:

                                (201) 296-4860

  Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via a facsimile number other than that listed above does not constitute a valid delivery.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to UGI Corporation, a Pennsylvania corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 2, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number (indicated below) of shares of common stock, no par value (the "Common Stock"), including the associated rights to purchase shares of Series A Junior Participating Preference Stock pursuant to the Rights Agreement, dated as of April 29, 1986, between the Company and Mellon Bank, N.A., successor to Mellon Bank (East) N.A., as Rights Agent, as amended (collectively with the Common Stock, the "Shares"), at prices specified herein, not greater than $26.00 nor less than $23.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

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

                    NUMBER OF SHARES BEING TENDERED HEREBY

                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

                                ---------------

                              CHECK ONLY ONE BOX.
                    IF MORE THAN ONE BOX IS CHECKED, OR IF
            NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

                                ---------------

         SHARES TENDERED AT PRICE DETERMINED BY MODIFIED DUTCH AUCTION

[_] The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the modified "Dutch auction" tender process. This action will result in receiving a price per Share of as low as $23.00 or as high as $26.00.

                                    --OR--

              SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the boxes below, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by the Company will be purchased at the Purchase Price. A shareholder who desires to tender Shares at more than one price must complete a separate Notice of Guaranteed Delivery for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price (unless those Shares were previously tendered and withdrawn).

      $23.000 [_]    $23.125 [_]     $23.250 [_]     $23.375 [_]     $23.500 [_]
      $23.625 [_]    $23.750 [_]     $23.875 [_]     $24.000 [_]     $24.125 [_]
      $24.250 [_]    $24.375 [_]     $24.500 [_]     $24.625 [_]     $24.750 [_]
      $24.875 [_]    $25.000 [_]     $25.125 [_]     $25.250 [_]     $25.375 [_]
      $25.500 [_]    $25.625 [_]     $25.750 [_]     $25.875 [_]     $26.000 [_]

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


 Number of Shares:___________________                  SIGN HERE


 Certificate Nos. (if available):         ------------------------------------


 ------------------------------------     ------------------------------------
                                                       Signatures

                                          Dated:______________________________
 ------------------------------------
                                          Name of Shareholders:
 ------------------------------------
                                          ------------------------------------

 If Shares will be tendered by book-
 entry transfer:                          ------------------------------------
                                                 (Please Type or Print)
 Name of Tendering Institution:
                                          ------------------------------------
 ------------------------------------
                                          ------------------------------------

 ------------------------------------                   (Address)

 Account Number:__________________ at     ------------------------------------

 The Depository Trust Company
                                          ------------------------------------


                                                                    (Zip Code)


                                         ------------------------------------


                                          ------------------------------------
                                              (Area Code and Telephone No.)


                                          ------------------------------------


                                          ------------------------------------
                                           (Taxpayer ID No. or Social Security
                                                          No.)


                                    ODD LOTS

                (See Instruction 6 of the Letter of Transmittal)

  The undersigned either (check one box):


 [_] was the beneficial owner as of the close of business on July 27, 1999, of an aggregate of fewer than 100 Shares, all of which are being tendered, or

 [_] is a broker, dealer, commercial bank, trust company or other nominee that
   (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially as of the close of business on July 27, 1999, an aggregate of fewer than 100 Shares, and is tendering all of such Shares.

                                   GUARANTEE
                   (Not to Be Used for Signature Guarantees)

   The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States, guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), unless an Agent's Message is utilized, and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the same time period herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm:_______________________     ------------------------------------
                                                  Authorized Signature

 Address:____________________________
                                          Name:_______________________________

 ------------------------------------                 Please Print
                             Zip Code
                                          Title:______________________________

 Area Code & Tel. No:________________

                                          Date:________________________ , 1999
             DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.


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